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                                                                    EXHIBIT 5(b)


                         [Letterhead of Skadden, Arps, Slate,
                              Meagher & Flom (Delaware)]






                                       December 24, 1996


Fleet Financial Group, Inc.
Fleet Capital Trust I
c/o Fleet Financial Group, Inc.
One Federal Street
Boston, Massachusetts 02110


         Re:  Fleet Financial Group, Inc.;
              Fleet Capital Trust I
              Registration Statement on Form S-4
              (Registration No. 333-16001)
              ------------------------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel to (1) Fleet Capital Trust I (the "TRUST"), a statutory business trust formed under the laws of the State of Delaware, and (2) Fleet Financial Group, Inc., a corporation organized under the laws of the State of Rhode Island (the "COMPANY"), in connection with the preparation of a Registration Statement on Form S-4 (Registration No. 333-16001), filed by the Company and the Trust with the Securities and Exchange Commission (the "COMMISSION") on November 13, 1996 under the Securities Act of 1933, as amended (the "ACT"), Amendment No. 1 thereto filed with the Commission on December 17, 1996 and Amendment No. 2 thereto filed with the Commission on December 24, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "REGISTRATION STATEMENT"), in connection with the issuance of 8.00% Trust Originated Pre-

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Fleet Capital Trust I
Fleet Financial Group, Inc.
December 24, 1996
Page 2


ferred Securities by the Trust (the "PREFERRED SECURITIES -SM- or "TOPrS -SM-") to be exchanged for any and all of the 11,000,000 depositary shares not owned by the Company, each representing one-tenth of a share of 7.25% Series V Perpetual Preferred Stock (liquidation preference equivalent to $25 per depositary share) of the Company. In connection with the issuance of the Preferred Securities, the Trust is also issuing common securities (the "COMMON SECURITIES") to the Company.

         The Preferred Securities and Common Securities are to be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, to be dated the Exchange Date (the "DECLARATION"), among the Company, as sponsor, First Chicago Delaware Inc., as Delaware trustee, The First National Bank of Chicago, as institutional trustee (the "INSTITUTIONAL TRUSTEE"), and Eugene M. McQuade, Douglas J. Jacobs and John R. Rodehurst, as trustees.

         The entire proceeds from the sale of the Preferred Securities and the Common Securities are to be used by the Trust to purchase Junior Subordinated Debentures (the "DEBENTURES") due 2026, to be issued by the Company. The Debentures are to be issued pursuant to an indenture, dated as of December 11, 1996 (the "BASE INDENTURE"), between the Company and The First National Bank of Chicago, as debt trustee, as supplemented by a Second Supplemental Indenture (the Base Indenture, as so supplemented, is hereinafter referred to as the "INDENTURE").

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise

-------------------
-SM-  "Trust Originated Preferred Securities" and "TOPrS are service marks of
   Merrill Lynch & Co., Inc.


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Fleet Capital Trust I
Fleet Financial Group, Inc.
December 24, 1996
Page 3


defined herein have the meanings ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust of the Trust, filed with the Secretary of State of the State of Delaware on November 1, 1996; (ii) the form of the Declaration; (iii) the form of the Preferred Securities; and (iv) the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration and the Preferred Securities, when executed, will be executed in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

         Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion


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Fleet Capital Trust I
Fleet Financial Group, Inc.
December 24, 1996
Page 4


as to the laws of any jurisdiction other than the laws of the State of Delaware.

         Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Preferred Securities, when the Declaration is duly executed and delivered by the parties thereto and the terms of the Preferred Securities are established in accordance with the terms of the Declaration, will be duly authorized for issuance and, when issued, executed and authenticated in accordance with the Declaration and delivered as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of the Trust; and the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Preferred Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of the Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration.

         This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this


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Fleet Capital Trust I
Fleet Financial Group, Inc.
December 24, 1996
Page 5


consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                       Very truly yours,

                                       /s/ Skadden, Arps, Slate, Meagher &
                                           Flom (Delaware)